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Exhibit 23.1



                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-92189) of Hoover's, Inc. of our report dated May 31, 2000, except as to Note 14 which is as of July 13, 2000 relating to the financial statements of Powerize.com, Inc., which appears in the Current Report on Form 8-K/A dated August 1, 2000.





/s/ PricewaterhouseCoopers LLP

McLean, Virginia
October 11, 2000